Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conferences

Chicago, IL (May 28, 2014)-LKQ Corporation (Nasdaq: LKQ) today announced that members of its senior management will be presenting at the following investor conferences:

BB&T’s 7th Annual Automotive Aftermarket Conference	June 3, 2014
The Waldorf Astoria Hotel, New York, New York

Stephens 2014 Spring Investment Conference	June 4, 2014
The New York Palace Hotel, New York, New York

William Blair’s 34th Annual Growth Stock Conference	June 10, 2014
Four Seasons Hotel, Chicago, Illinois

Materials used during the presentations will be posted to the Company's website: www.lkqcorp.com on the day of the conference.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles.  LKQ has operations in North America, the United Kingdom, the Netherlands, Belgium, France and Taiwan. LKQ operates more than 630 facilities, offering its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Joseph P. Boutross
LKQ Corporation
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com